Exhibit 3.6

BYLAWS

OF

APL CONVERSION CORP.

ARTICLE I

Meetings of Shareholders

1.1       Place of Meetings. All meetings of the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as from time to time may be fixed by the Board of Directors.

1.2       Annual Meetings. The annual meeting of the shareholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held in each year on the first Tuesday in February each year, or on such other day as the Board of Directors shall determine if that day is not a legal holiday. If that day is a legal holiday, the annual meeting shall be held on the next succeeding day not a legal holiday.

1.3       Special Meetings. A special meeting of the shareholders for any purpose or purposes may be called at any time by the a majority of the Board of Directors, or by shareholders together holding at least 40% of the number of shares of the Corporation at the time outstanding and entitled to vote with respect to the business to be transacted at such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

1.4       Notice of Meetings. Written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed (notice sent by email to an email address provided by the shareholder is sufficient) not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears in the stock transfer books of the Corporation. Such further notice shall be given as may be required by law, but such meetings may be held without notice if all of the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

1.5       Quorum. Any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority vote of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

1.6       Voting. At any meeting of the shareholders, each shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock of such class standing in his name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote. Each proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

1.7       Inspectors. An appropriate number of inspectors for any meeting of shareholders may be appointed by the chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

ARTICLE II

Directors

2.1       General Powers. The property, affairs and business of the Corporation shall be under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Corporation’s Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

2.2       Number of Directors. The number of Directors constituting the Board of Directors shall be at least one (1) and no more than nine (9).

2.3       Election and Removal of Directors; Quorum.

a.       Directors shall be elected at each annual meeting of shareholders to succeed those Directors whose terms have expired and to fill any vacancies then existing.

b.       Directors shall hold their offices for terms of one year and until their successors are elected. Any Director may be removed from office at a meeting called expressly for that purpose by the vote of shareholders holding not less than a majority of the shares entitled to vote at an election of Directors.

c.       Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board, and the term of office of any Director so elected shall expire at the next shareholders’ meeting at which Directors are elected.

d.       A majority of the number of Directors elected and serving at the time of any meeting shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

2.4       Meetings of Directors. An annual meeting of the Board of Directors shall be held as soon as practicable after the adjournment of the annual meeting of shareholders at such place as the Board may designate. Other meetings of the Board of Directors shall be held at places within or without the State of Virginia and at times fixed by resolution of the Board. The Secretary or officer performing the Secretary’s duties shall give not less then twenty-four hours’ notice by letter, email, facsimile or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

2.5       Compensation. By resolution of the Board, Directors may be compensated for services as Directors. Nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

ARTICLE III

Officers

4.1       Election of Officers; Terms. The officers of the Corporation shall consist of a President, a Secretary, and a Treasurer. Other officers, including a Chairman of the Board, Chief Operating Officer and one or more Vice-Presidents (whose seniority and title, including Executive Vice-Presidents and Senior Vice-Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until the next annual meeting of the Board of Directors and until their successors are elected. The President shall be chosen from among the Directors. Any offices may be combined in the same person as the Board of Directors may determine.

4.2       Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

4.3       Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

4.4       Duties of the President. The President shall be the chief executive officer of the Corporation and shall be primarily responsible for the implementation of the policies of the Board of Directors. He shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. He shall be a Director and, except as otherwise provided by these Bylaws or in the resolutions of establishing such committees, he shall be ex officio a member of all Committees of the Board. In the absence of the Chairman and the Vice-Chairman of the Board, or if there are no such officers, the President shall preside at all corporate meetings. He may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

4.5       Duties of the Vice-Presidents. Each Vice-President, if any, shall have such powers and duties as may from time to time be assigned to him by the President or the Board of Directors. Any Vice-President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

4.6       Duties of the Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors. He shall be responsible (a) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (b) for the preparation of appropriate operating budgets and financial statements; (c) for the preparation and filing of all tax returns required by law; and (d) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Finance Committee or the President. The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

4.7       Duties of Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Corporation. When requested, he also shall act as secretary of the meetings of the committees of the Board. He shall keep and preserve the minutes of all such meetings in permanent books. He shall be responsible for (a) seeing that all notices required to be given by the Corporation are duly given and served; (b) having custody of the seal of the Corporation and shall affix the seal or cause to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws; (c) having custody of all deeds, leases, contracts and other important corporate documents; (d) having charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; (e) seeing that all reports, statements and other documents required by law (except tax returns) are properly filed; and (f) in general, performing all the duties incident to the office of Secretary and such other duties as from time to time be assigned to him by the Board of Directors or the President.

4.8       Compensation. Officers will not be compensated.

ARTICLE IV

Capital Stock

5.1       Certificates. The holdings of shares of capital stock of the Corporation shall be maintained by the Corporation.

5.2       Transfer of Shares. The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney or stock power, accompanied by a written power of attorney or stock power to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

5.3       Fixing Record Date. For the purposes of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date not than more than 120 days after the date fixed for the original meeting.

ARTICLE V

Miscellaneous Provisions

6.1       Fiscal Year. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

6.2       Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

6.3       Amendment of Bylaws. Unless otherwise prescribed by the Articles of Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed by these Bylaws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

6.5       Voting of Shares Held. Unless otherwise provided by resolution of the Board of Directors, the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the President may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

ARTICLE VI

Emergency Bylaws

The Emergency Bylaws provided in this Article VII shall be operative during any emergency, notwithstanding any different provision in the preceding Articles of these Bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act (other than those provisions relating to emergency by-laws). An emergency exists if a quorum of the Corporation’s Board of Directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the preceding Articles shall remain in effect during such emergency and upon the termination of such emergency these Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

During any such emergency:

a.       Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. The notice thereof shall specify the time and place of the meeting. To the extent feasible, notice shall be given in accordance with Section 2.4 above, but notice may be given only to such of the Directors as it may be feasible to reach at the time, by such means as may be feasible at the time, including publication or radio, and at a time less than twenty-four hours before the meeting if deemed necessary by the person giving such notice. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below.

b.       At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time by Article II of these Bylaws. If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present as required for such quorum, other persons present as referred to below, to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting as determined by the following provisions and in the following order or priority:

(i)       Vice-Presidents not already serving as Directors, in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age;

(ii)       All other officers of the Corporation in the order of their seniority of first election to such offices, or if two or more shall have been first elected to such offices on the same day, in the order of their seniority in age; and

(iii)       Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

c.       The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

d.       The Board of Directors, during as well as before any such emergency, may, effective in the emergency, change the principal office or designate several alternative offices, or authorize the officers to do so.

No officer, Director or employee shall be liable for action taken in good faith in accordance with these Emergency Bylaws.

These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change.

Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.